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                                                                    EXHIBIT 10.2


                               Sublease Agreement


                                    Between


                    HEARTLAND WIRELESS COMMUNICATIONS, INC.


                                as Sublandlord,


                                      and


                           CS WIRELESS SYSTEMS, INC.


                                  as Subtenant


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                               SUBLEASE AGREEMENT

        This Sublease Agreement (this SUBLEASE) is entered into as of June 14, 1996 (the DATE OF THIS SUBLEASE), by Heartland Wireless Communications, Inc., a Delaware corporation (SUBLANDLORD), and CS Wireless Systems, Inc., a Delaware corporation (SUBTENANT).

                                   BACKGROUND

A. By Lease Agreement (PRIME LEASE) dated April 10, 1996, between Merit Office Portfolio Limited Partnership (LANDLORD) and Sublandlord, Landlord leased to Sublandlord space on the second floor (the Leased Premises) of 200 Chisholm Place (the BUILDING) located in Plano, Texas.

B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublet from Sublandlord, approximately 9,759 rentable square feet on the second floor of the Building as shown on EXHIBIT A (the SUBLEASED PREMISES).


1.       Definitions and Basic Sublease Provisions

         Some of the basic provisions and defined terms of this Sublease are as follows:

         MINIMUM RENT:           One-half (1/2) of (i) all Monthly Rental, (ii)
                                 Unrecouped Costs and (iii) all other amounts paid by Sublandlord to Landlord under the Prime
                                 Lease (excluding Operating Costs which are addressed in Section 6 of this Sublease) for the Premises and any Expansion Space during the Term of the Prime Lease and extension thereof.

         RENT: The Minimum Rent, additional Rent, and all other amounts payable by Subtenant to Sublandlord under this Sublease.

         COMMENCEMENT DATE:      Shall have the same meaning as "Lease
                                 Commencement Date" in the Prime Lease.

         EXPIRATION DATE:        The next to last day of the 84th full calendar
                                 month after the Lease Commencement Date, the specific date of which shall be confirmed in the execution and attachment of the Confirmation of Lease Dates as provided in
                                 Section I.G. of the Prime Lease, unless the term of the Prime Lease is earlier terminated or extended as provided in Section III.E. or III.F. of the Prime Lease, in which case the Expiration Date of this Sublease shall be the day before the "Expiration Date" in the Prime
                                 Lease.




SUBLEASE AGREEMENT                                                   Page 1



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        SUBLEASE TERM:              One day less than eighty-four (84) full
                                    calendar months.

        BASE YEAR FOR
        OPERATING COSTS:            Calendar year 1997.

        PERMITTED USE:              General business offices.

Addresses for notices under this Sublease:

       Sublandlord: Heartland Wireless Communications, Inc.
                    Suite 200
                    200 Chisholm Place
                    Plano, Texas 75075
                    Attention: John R. Bailey

       Subtenant:   CS Wireless Systems, Inc.
                    Suite 200
                    200 Chisholm Place
                    Plano, Texas 75075
                    Attention: Tom Dixon

Any capitalized term not otherwise defined in this Sublease shall have the meaning attributed to it in the Prime Lease.

2.       Subleased Premises

         Sublandlord, in consideration of the Rent and the obligations of Subtenant under this Sublease, subleases the Subleased Premises to Subtenant and Subtenant subleases the Subleased Premises from Sublandlord, under the terms of this Sublease. Additionally, during the term of the Sublease, Subtenant shall have the non-exclusive right to utilize the several common areas within the Leased Premises, such areas being the restrooms, reception area, hallways and breakroom.

3.       Sublease Term

         The Sublease Term begins on the Commencement Date and ends on the Expiration Date.

4.       Acceptance of Subleased Premises

         (a) Subtenant accepts the Subleased Premises in its "AS IS" condition with all faults except for defects which are not reasonably discoverable by Subtenant.

         (b) If the Subleased Premises are not in compliance with all existing laws, codes, regulations and ordinances on the Commencement Date, then Sublandlord agrees to repair or cause the repair of the portions of the Subleased Premises which are not in compliance with such laws,





SUBLEASE AGREEMENT                                                     Page 2
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                 codes, regulations or ordinances. If Subtenant is delayed in opening its business as a result of the repairs required to be performed by Sublandlord to comply with this Paragraph, then, as Subtenant's sole remedy, the Rent shall be abated for that period of time Subtenant is delayed in opening its business as a result of such repairs.

5.       Rent Payments

         (a) The first installment of Minimum Rent is payable by Subtenant on the Commencement Date. Subsequent installments of Minimum Rent are payable by Subtenant in advance on the first day of each calendar month thereafter during the Sublease Tenn. Minimum Rent for any partial calendar month is prorated on a per diem basis.

         (b) All Rent is payable by Subtenant at the times and in the amounts specified in this Sublease in legal tender of the United States of America to Sublandlord at the following address, or to any other person or at any other address as Sublandlord may from time to time designate by notice to
                 Subtenant:

                     Heartland Wireless Communications, Inc.
                     Suite 200
                     200 Chisholm Place
                     Plano, Texas 75075
                     Attention: David Hagey

         (c) Rent is payable by Subtenant without notice, demand, abatement, deduction, or setoff except as expressly specified in this Sublease. Subtenant's obligation to pay Rent is independent of any obligation of Sublandlord under this Sublease.

         (d) On the Commencement Date, Subtenant shall make a one-time payment to Sublandlord of one-half (1/2) of the Security Deposit. Within 10 days after any return or refund of all or part of such Security Deposit to Sublandlord, Sublandlord shall return one-half (1/2) of such amount, if any, to Subtenant.

6.       Operating Costs

         (a) The term OPERATING COSTS means "Common Operating Costs" as defined in Subsection V.A.3. of the Prime Lease.

         (b) The term EXCESS OPERATING COSTS means the amount by which the Common Operating Costs for any calendar year after the Base Year exceed the Common Operating Costs for the Base Year. Sublandlord shall calculate Common Operating Costs and Excess Operating Costs on a rentable square foot basis by dividing the aggregate costs billed by Landlord to Sublandlord by the total rentable area of the Leased Premises.



SUBLEASE AGREEMENT                                                     Page 3

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         (c)     If there are Excess Operating Costs for any calendar year,
                 Subtenant shall pay to Sublandlord as additional Rent an amount equal to the product of the Excess Operating Costs (on a rentable square foot basis) multiplied by one-half (1/2) of the number of rentable square feet in the Leased Premises.

         (d) Upon receipt from Landlord, Sublandlord shall promptly deliver to Subtenant Sublandlord's reasonable estimate of the Excess Operating Costs for the next calendar year. Subtenant shall pay to Sublandlord monthly as additional Rent, in advance on or before the first day in each succeeding calendar month, an amount equal to one twelfth (1/12th) of the product of one-half (1/2) of the number of rentable square feet in the Leased Premises times Sublandlord's estimated Excess Operating Costs for the applicable calendar year. Sublandlord may adjust its estimate by notice to Subtenant at any time during the applicable calendar year if actual Excess Operating Costs are substantially different from the estimate, and thereafter payments by Subtenant under this Paragraph adjust accordingly. The term calendar year includes partial calendar years.

         (e) Promptly after receipt from Landlord, Sublandlord shall deliver to Subtenant a statement setting out in reasonable detail the actual Excess Operating Costs for the prior calendar year. If the estimated payments made by Subtenant during the prior calendar year exceed Subtenant's share of actual Excess Operating Costs for that year, Sublandlord shall promptly remit the difference to Subtenant. If the estimated payments made by Subtenant during the prior calendar year under this Paragraph are less than Subtenant's share of the actual Excess Operating Costs for that year, Subtenant shall pay the amount of the difference to Sublandlord in cash within 30 days after delivery of any invoice therefor by Sublandlord accompanied by a statement of the actual Excess Operating Costs for that year as additional Rent.

         (f) The parties acknowledge that it is their intent to equally share all operating expenses for personnel and services at the Leased Premises that benefit both parties. Accordingly, in addition to the above payments by Subtenant to Sublandlord, Subtenant agrees to reimburse Sublandlord, within 10 calendar days after receipt of invoice, one-half (1/2) of all expenses incurred by Sublandlord for personnel and services at the Leased Premises that benefit both parties, including without limitation the cost of:

           (i) compensation and benefits of a receptionist(s), mailroom personnel and other personnel whose primary function is to provide services for the benefit of both Sublandlord and Subtenant;

           (ii) telephone and voicemail system and maintenance of same (excluding long distance and other charges related to individual telephone calls, which shall be paid separately by the parties);

           (iii) security and alarm services and system and maintenance of same;





SUBLEASE AGREEMENT                                                       Page 4
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                 (iv)     photocopy and facsimile machines (and associated
         dedicated facsimile transmission line(s)), and other equipment and supplies (including food and beverages) located in areas used by and accessible to both parties;

                 (v) insurance obtained or maintained by Sublandlord pursuant to Section XIV.A of the Prime Lease; and

                 (vi) legal, filing and permitting fees paid by Sublandlord in connection with the Leased Premises.

7.       Utilities

         Landlord is paying for all water, gas, HVAC, electricity and sanitary sewer used on or from the Subleased Premises, except to the extent passed through as a Common Operating Cost. Subtenant shall furnish all electric light bulbs and tubes. If any services, other than electricity, are not separately metered to Subtenant, Subtenant shall pay fifty percent (50%) of all charges attributable to the Leased Premises and jointly metered with other premises. Subtenant's obligation to pay for utility services survives the termination or expiration of the Sublease. Sublandlord is not liable for any interruption or failure of utility services on or to the Subleased Premises.

8.       Taxes on Subtenant's Property

         Subtenant shall pay, and indemnify, defend, and hold Sublandlord harmless against, all taxes of every kind levied or assessed against personal property, furniture, fixtures, and other improvements placed by or for Subtenant in the Subleased Premises.

9.       Assignment and Subletting

         (a) Subtenant shall have no right sublet, assign or otherwise transfer its interest in this Sublease without Sublandlord's prior written consent.

         (b) The consent by Sublandlord to any transfer, assignment, or subletting shall not be unreasonably withheld, conditioned or delayed.

10.      Incorporation of Prime Lease

         (a) This Sublease is in all respects subject and subordinate to the Prime Lease, and the Prime Lease is incorporated herein in its entirety except to the extent any provisions of the Prime Lease do not relate to the Subleased Premises or are inapplicable, inconsistent with or are modified by the terms of this Sublease.

         (b) Except as set forth in subparagraph (a) above, Subtenant assumes and agrees to be bound by and perform all of the terms, conditions, covenants and obligations applicable to the Sublandlord as tenant under the Prime Lease, and Sublandlord shall have for the purposes





SUBLEASE AGREEMENT                                                       Page 5
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                 of this Sublease all of the rights, remedies and privileges of
                 Landlord as landlord under the Prime Lease.

11.      Parking

         During the Sublease Term, Subtenant shall have the non-exclusive right to utilize up to seven (7) of Sublandlord's reserved parking spaces and one-half (1/2) of all non-reserved parking spaces provided to Sublandlord under the Prime Lease in the parking area(s) pertaining to the Building.

12.      Sublandlord's Representations and Warranties

         Sublandlord represents and warrants to Subtenant that (a) no event of default has occurred (nor shall an event of default occur after the delivery of notice or passage of time) under the Prime Lease that has not been cured as of the date of this Sublease, and (b) a true and correct copy of the Prime Lease is attached as Exhibit "B" hereto, and no amendments or agreements have been executed which affect the Prime Lease other than those attached.

13.      Subtenant's Indemnification of Sublandlord

         Subtenant hereby indemnifies, agrees to defend and holds Sublandlord and Sublandlord's directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, and expenses, including reasonable attorney's fees, arising from any breach or default by Subtenant of this Sublease, or the negligence or willful misconduct of Subtenant or its agents, employees, contractors or invitees ("Subtenant's Acts") in or about the Building, except to the extent caused by the negligence or willful misconduct of Sublandlord or its agents, employees, contractors or invitees ("Sublandlord's Acts"). If any claim, demand, liability or expense is the result of Sublandlord's Acts and Subtenant's Acts jointly, Subtenant's indemnity set forth in this Section 13 is in proportion to its allocable share of the joint negligence or willful misconduct. In the event any action or proceeding shall be brought against Sublandlord by reason of any such claim, Subtenant shall defend the same at Subtenant's expense by counsel reasonably satisfactory to Sublandlord.

14.      Sublandlord's Indemnification of Subtenant

         Sublandlord hereby indemnifies, agrees to defend and holds Subtenant and Subtenant's directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, and expenses, including reasonable attorney's fees, arising from any breach or default by Sublandlord of this Sublease, or caused by Sublandlord's Acts in or about the Building except to the extent caused by Subtenant's Acts. If any claim, demand, liability or expense is the result of Sublandlord's Acts and Subtenant's Acts jointly, Sublandlord's indemnity set forth in this Section 14 is in proportion to its allocable share of the joint negligence or willful misconduct. In the event any action or proceeding shall be brought against Subtenant by reason of any such claim, Sublandlord shall defend the same at Sublandlord's expense by counsel reasonably satisfactory to Subtenant.





SUBLEASE AGREEMENT                                                       Page 6
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15.      Casualty; Repairs

         If all or a portion of the Subleased Premises is damaged by fire or other casualty and the Prime Lease is not terminated by Tenant in accordance with Section XVIII of the Prime Lease, this Sublease shall remain in full force and effect and Rent shall not abate except to the extent Sublandlord is entitled to an abatement of rent under the terms of the Prime Lease. Sublandlord shall have no obligation under this Sublease to repair, maintain or make replacements for the Subleased Premises (collectively, "repairs"), whether or not arising out of fire, other casualty, or in connection with the need for normal maintenance and repair. Subtenant shall look solely to Landlord for all repairs that Landlord is obligated to perform under the Prime Lease. Sublandlord shall, however, use commercially reasonable efforts (at no cost to Sublandlord) to cause Landlord to comply with its obligations under the Prime Lease with respect to the Subleased Premises and to provide repairs to the Subleased Premises for which Landlord is responsible.

16.      Landlord's Obligations

         (a) Subtenant agrees that if Landlord fails or refuses to perform its obligations or provide services under the Prime Lease for reasons other than due to Sublandlord's default under the Prime Lease, Sublandlord shall not be obligated to perform or have liability for such obligations.

         (b) Sublandlord shall cooperate with Subtenant's reasonable requests to enforce for the benefit of Subtenant the obligations of Landlord to Sublandlord under the Prime Lease as those obligations relate to the Subleased Premises; provided, that Subtenant shall reimburse Sublandlord for one-half (1/2) of all costs and expenses (including reasonable attorney's fees) incurred by Sublandlord in connection with such enforcement.

17.      Sublandlord's Property

         All furniture and data and phone cables existing in the Subleased Premises as of the date hereof shall be available for Subtenant's use and enjoyment. Sublandlord makes no representations or warranties, express or implied, regarding such items.

18.      Notices

         All notices, requests, approvals, and other communications required or permitted to be delivered under this Sublease must be in writing and are effective:

         (a) on the business day sent if sent by telecopier prior to 4:00 p.m., Dallas, Texas time, and the sending telecopier generates a written confirmation of sending;

         (b) the next business day after delivery to a nationally-recognized-overnight-courier service for prepaid overnight delivery;





SUBLEASE AGREEMENT                                                        Page 7
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         (c)     if orderly delivery of the mail is not then disrupted or
                 threatened, in which event some method of delivery other than the mail must be used, 3 days after being deposited in the United States mail, certified, return receipt requested, postage prepaid; or

         (d) upon receipt if delivered personally or by any method other than by telecopier (with written confirmation), nationally-recognized-overnight-courier service, or mail;

         in each instance addressed to Sublandlord or Subtenant, as the case may be, at the address specified in Paragraph 1 of this Sublease, or to any other address either party may designate by 10 days' prior notice to the other party.

19.      Default by Sublandlord

         If Sublandlord fails to perform of any of Sublandlord's material obligations under this Sublease, which failure continues for more than thirty (30) days after Subtenant's delivery of written notice to Sublandlord specifying such failure, or if such failure is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Sublandlord has not undertaken procedures to cure the failure within such thirty (30) day period and diligently pursued such efforts to complete such cure), Subtenant may, in addition to any other remedy available at law or in equity, at its option, (a) upon written notice, terminate this Sublease, or (b) incur any expense necessary to perform the obligation of Sublandlord specified in such notice and seek reimbursement (without offset from Rent) from Sublandlord.

20.      Default by Subtenant

         If Subtenant fails to perform any of Subtenant's material obligations under the Sublease, which failure continues for more than ten (10) days after Sublandlord's delivery of written notice to Subtenant specifying such failure, in addition to any other remedy available at law or in equity, Sublandlord may, at its option, (a) upon written notice, terminate this Sublease or Subtenant's right to possess the Subleased Premises; or (b) incur any expense necessary to perform the obligation of Subtenant specified in such notice and seek reimbursement from Subtenant.

21.      Severability

         Each of the terms of this Sublease is, and must be construed to be, separate and independent. If any of the terms of this Sublease or its application to any person or circumstances is to any extent invalid and unenforceable, the remainder of this Sublease, or the application of that term to persons or circumstances other than those as to which it is invalid or unenforceable, are not affected thereby.

22.      No Representations

         Sublandlord and Sublandlord's agents made no, and Subtenant waives any, representations or promises with respect to the Subleased Premises or the Building except as expressly set forth in this Sublease. No rights, easements, or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth in this Sublease.




SUBLEASE AGREEMENT                                                       Page 8
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23.      Entire Agreement; Amendments

         All negotiations, considerations, representations, and understandings between Sublandlord and Subtenant with respect to this Sublease are incorporated in this Sublease. No act or omission of any employee or agent of Sublandlord may alter, change, or modify any of the terms of this Sublease. No amendment or modification of this Sublease is binding unless expressed in a written instrument executed by Sublandlord and Subtenant.

24.      Paragraph Headings

         The paragraph headings in this Sublease are for convenience only and in no way enlarge or limit the scope or meaning of the paragraphs in this Sublease.

25.      Binding Effect

         All terms of this Sublease are binding upon the respective heirs, personal representatives, successors, and, to the extent assignment is permitted, assigns of Sublandlord and Subtenant.

26.      Counterparts

         This Sublease may be executed in two or more counterparts and by facsimile signature, each of which is deemed an original and all of which together constitute one and the same instrument.

27.      Timeliness

         Time is of the essence in the performance of all terms of this Sublease. Sublandlord and Subtenant must strictly conform with all time limits specified in this Sublease.

28.      Exhibits

         The following exhibits are attached to and made a part of this
         Sublease: EXHIBIT A [Subleased Premises] and EXHIBIT B [Prime Lease].

         This Sublease is executed in multiple originals as of the date first above set forth.

                                   Sublandlord:

                                   Heartland Wireless Communications, Inc., a
                                   Delaware corporation


                                   By: /s/ DAVID D. HAGEY
                                      -------------------------
                                   Name:   David D. Hagey
                                        -----------------------
                                   Title:  Vice President
                                         ----------------------





SUBLEASE AGREEMENT                                                        Page 9

                                   Subtenant:

                                   CS Wireless Systems, Inc., a Delaware
                                   corporation




                                   By: /s/ THOMAS W. DIXON
                                      --------------------------
                                   Name:   Thomas W. Dixon
                                        ------------------------
                                   Title:  Senior Vice President
                                         -----------------------




SUBLEASE AGREEMENT                                                      Page 10
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                                   EXHIBIT A

                      FLOOR PLAN OF THE SUBLEASED PREMISES

                                   EXHIBIT B

                              [Attach Prime Lease]